                                                                   EXHIBIT 10.27


                      WALBRO ENGINE MANAGEMENT CORPORATION
    ________________________________________________________________________

                   EMPLOYMENT AGREEMENT FOR ROBERT H. WALPOLE
    ________________________________________________________________________




               1.   EMPLOYMENT ......................................   1

               2.   TERM ............................................   1

               3.   OFFICE AND DUTIES ...............................   1

               4.   SALARY AND ANNUAL INCENTIVE COMPENSATION ........   2

               5.   LONG-TERM COMPENSATION, INCLUDING STOCK
                    OPTIONS, AND BENEFITS, DEFERRED
                    COMPENSATION, AND
                    EXPENSE REIMBURSEMENT ...........................   2

               6.   GOVERNING LAW; EXPENSE REIMBURSEMENT ............   4

               7.   MISCELLANEOUS ....................................  5

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is dated as of the 16 day of August, 1996, by and between WALBRO ENGINE MANAGEMENT CORPORATION, a Delaware corporation (the "Company") and Robert H. Walpole ("Executive"), and shall become effective as of August 16, 1996 (the "Effective Date").

     1. Employment.

     The Company hereby agrees to employ Executive as a senior executive and Executive hereby agrees to accept such employment and serve in such capacity, during the Term as defined in Section 2 and upon the terms and conditions set forth in this Employment Agreement.

     2. Term.

     The term of employment of Executive under this Employment Agreement (the "Term") shall be the period commencing on the Effective Date and terminating on August 15, 1997 and any period of extension thereof in accordance with this
Section 2, subject to earlier termination in accordance with the Termination and Change of Control Agreement between the Company and the Executive ("Termination Agreement"). The Term shall be extended automatically without further action by either party for a one-year period beginning on August 16, 1997 and each succeeding annual anniversary thereafter, unless either party shall have served written notice in accordance with the provisions of Section 7(d) upon the other party on or prior to the applicable anniversary date upon which such extension would become effective, electing not to extend the Term, in which case the Term shall terminate (subject to earlier termination in accordance with the Termination Agreement) on the last business day prior to the applicable anniversary date with respect to which such notice is received.

        Notwithstanding the above, if there is a Change of Control (as defined in the Termination Agreement), the Company hereby agrees to continue the Term of this Employment Agreement and the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Employment Agreement, for the period commencing on the Extension Date (as defined in the Termination Agreement) and ending on the third anniversary of such date (the "Extended Employment Period").

     3. Office and Duties.

        The provisions of this Section 3 will apply during the Term:

        (a) Generally. Executive shall serve as President and Chief Operating Officer of the Company, and shall perform such duties and responsibilities as are substantially consistent with his duties, responsibilities, rank and status as of the Effective Date. Executive shall devote full business time and attention, and his best efforts, abilities, experience, and talent to the performance of such duties and responsibilities for the businesses of the Company and its subsidiaries.

        (b) Place of Employment. Executive's principal place of employment shall be the Executive's present headquarters location or such other headquarters location as may be assigned by the Company which is less than fifty (50) miles from the present headquarters location.

     4. Salary and Annual Incentive Compensation.

        As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

        (a) Base Salary. The Company will pay to Executive during the Term a base salary at the annual rate of $265,000 ("Annual Base Salary") in effect at the Effective Date, payable in cash in substantially equal monthly installments during each calendar year, or portion thereof, of the Term and otherwise in accordance with the Company's usual payroll practices with respect to senior executives. Executive's Annual Base Salary shall be reviewed by the Company at least once in each calendar year and may be increased above, but may not be reduced below, the then-current rate of such base salary.

        (b) Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation in amounts determined by and in the sole discretion of the Compensation Committee of the Company's Board of Directors (the "Committee"), consistent with past practices of the Company.

      5.   Long-Term Compensation, Including Stock Options, and
           Benefits, Deferred Compensation, and Expense Reimbursement.

        (a) Executive Compensation Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans, practices, policies and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation management incentive plans, deferred compensation plans, and supplemental retirement plans, and effective January 1, 1997, the long-term incentive features of the Walbro Corporation ("Walbro") Equity Based Long Term Incentive Plan, any successor to such plan, and other stock option plans or performance share plans.

     (b) Employee and Executive Benefit Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company or Walbro, as presently in effect or as they may be modified or added to by the Company or Walbro from time to time, to the extent such plans are available to similarly situated senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, and participation in savings, profit-sharing, and stock ownership plans.

     In furtherance of and not in limitation of the foregoing, during the Term:

                  (i)  Executive will participate in all
                       executive and employee vacation and time-off programs;

                  (ii) The Company will provide Executive
                       with coverage by long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits provided to Executive on the Effective Date;

                 (iii) Executive will be covered by
                       Company-paid group term life insurance providing a death benefit of one and one-half (1 1/2) times Executive's Annual Base Salary but not to exceed $150,000; and

                  (iv) The Executive will be covered by a
                       nonqualified supplemental employee retirement plan ("SERP") which will provide to Executive a lifetime monthly benefit. Executive acknowledges that his rights to the deferred compensation provided for in this
                       Section 5(b) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

     (c) Deferral of Compensation. The Company shall implement deferral arrangements permitting Executive to elect to defer receipt, pursuant to written deferral election terms and forms (the "Deferral Election Forms"), of all or a specified portion of Executive's annual incentive compensation under
Section 4(b) until such date(s) or
event(s) as elected by the Executive and specified in the Deferral Election Forms; provided, however, that such deferrals shall not reduce Executive's total cash compensation in any calendar year below the sum of (i) the FICA maximum taxable wage base plus (ii) 1.45% of Executive's wages in excess of such FICA maximum.

        In accordance with such duly executed Deferral Election Forms, the Company shall , in lieu of payment by the Company to Executive, credit to one or more bookkeeping accounts maintained for Executive, on the respective date or dates payments would otherwise be due to Executive a number of phantom shares of common stock of Walbro ("Common Stock") equal to (1) divided by (2) where (1) is the cash amount deferred multiplied times the number 1.25 and (2) is the value of a share of Common Stock on the date such shares are credited. Phantom shares shall not entitle the Executive to receive any shares of Common Stock nor to vote or receive dividends.

        Upon such date(s) or event(s) set forth in the Deferral Election Forms (including forms filed after deferral but before settlement in which Executive may elect to further defer settlement), the Company shall pay to Executive cash equal to the then value of any phantom shares of Common Stock then credited to Executive's deferral accounts, less applicable withholding taxes, and such distribution shall be deemed to fully settle such accounts; provided, however, that the Company may instead settle such accounts in full or in part by directing the Trustee to distribute the assets of the "rabbi trust" and the Company and Walbro shall be relieved of its obligation under this Employment Agreement and the Termination Agreement to the extent that assets are so distributed. The Company and Executive agree that compensation deferred pursuant to this Section 5(c) shall be fully vested and nonforfeitable; provided, however, Executive acknowledges that his rights to the deferred compensation provided for in this Section 5(c) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

     6. Governing Law; Expense Reimbursement.

        (a) Governing Law. This Employment Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Michigan, without regard to Michigan conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If under the governing law, any portion of this Employment Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Employment Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

        (b) Expense Reimbursement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce equitable rights pursuant to this Employment Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights.

     7. Miscellaneous.

        (a) Integration. This Employment Agreement modifies and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Termination Agreement and contracts relating to compensation under executive compensation and employee benefit plans of the Company or Walbro. Subject to the rights, benefits and obligations provided for in such executive compensation contracts and employee benefit plans of the Company or Walbro, this Employment Agreement and the Termination Agreement constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Employment Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings with the Company or Walbro or under any benefit or compensation plan of the Company or Walbro.

        (b) Non-Transferability. Neither this Employment Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 7(c). The Company may assign this Employment Agreement and the Company's rights and obligations hereunder, and shall assign this Employment Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Employment Agreement. For purposes of this Employment Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

        (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

     (d) Notices. Whenever under this Employment Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:


            If to the Company:  Walbro Engine Management Corporation
                                6242 Garfield Street
                                Cass City, Michigan  48726-1397

                                Attention:  Secretary

            With copies to:     Walbro Corporation
                                6242 Garfield Street
                                Cass City, Michigan  48726-1397

                                Attention:  General Counsel

            If to Executive:    Robert H. Walpole
                                4868 Woodview Circle
                                Cass City, MI 48726


If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Employment Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

     (e) Reformation. The invalidity of any portion of this Employment Agreement shall not deemed to render the remainder of this Employment Agreement invalid.

     (f) Headings. The headings of this Employment Agreement are for convenience of reference only and do not constitute a part hereof.

     (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

     (h) Successors and Assigns. This Employment Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                 WALBRO ENGINE MANAGEMENT
                                 CORPORATION



                                 By: /s/ Lambert E. Althaver
                                     -------------------------------------------
                                 Name:   Lambert E. Althaver
                                 Title:  Sole Director & Chief Executive Officer


                                 ROBERT H. WALPOLE


                                 /s/ Robert H. Walpole
                                 -----------------------------------------------